Exhibit (a)

Page 1

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “FUNDRISE INNOVATION FUND II, LLC”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF MAY, A.D. 2026, AT 3:31 O`CLOCK P.M.

10627691 8100 SR# 20262652031
You may verify this certificate online at corp.delaware.gov/authver.shtml	Authentication: 203962962
Date: 05-18-26

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is Fundrise Innovation Fund II, LLC.

2.	The Registered Office of the limited liability company in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is The Corporation Trust Company.

By:	/s/ Kelly Anduiza
Authorized Person

Name:	Kelly Anduiza
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 03:31 PM 05/18/2026 FILED 03:31 PM 05/18/2026 SR 20262652031 - File Number 10627691